    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2006.

                                                  REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                 DATASCOPE CORP.
             (Exact name of Registrant as specified in its charter)

                                                         14 PHILIPS PARKWAY
                DELAWARE                                 MONTVALE, NJ 07645                               13-2529596
        (State of Incorporation)        (Address of principal executive offices) (Zip Code)            (I.R.S. Employer
                                                                                                      Identification No.)

                   DATASCOPE CORP. 2005 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 Lawrence Saper
                Chairman of the Board and Chief Executive Officer
                                 Datascope Corp.
                               14 Philips Parkway
                               Montvale, NJ 07645
                                 (201) 391-8100
(Name, address, and telephone number, including area code, of agent for service)

                                 With a Copy to:
                               Gerald Adler, Esq.
                                   Dechert LLP
                              30 Rockefeller Plaza
                               New York, NY 10112
                                 (212) 698-3500

                                            CALCULATION OF REGISTRATION FEE
---------------------------- ------------------- --------------------- -------------------------- ----------------------
         Title Of                                      Proposed                Proposed
        Securities                 Amount              Maximum                  Maximum                 Amount Of
           To Be                   To Be               Offering                Aggregate              Registration
        Registered               Registered         Price Per Share          Offering Price                 Fee
                                    (1)                   (2)                     (2)
---------------------------- ------------------- --------------------- -------------------------- ----------------------
Common Stock of Datascope
Corp., par value $.01 per     1,200,000 shares          $34.70                $41,640,000               $4,455.48
share to be issued under
the Plan
---------------------------- ------------------- --------------------- -------------------------- ----------------------


(1) Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
(2) The amounts are based upon the average of the high and low sale prices for shares of the Registrant's Common Stock as reported on the NASDAQ National Market on January 23, 2006, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.
================================================================================


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in Part I of Form S-8 will be sent or given to all employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents of Datascope Corp. (the "Registrant") and the Datascope Corp. 2005 Equity Incentive Plan (the "Plan"), filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

         a. The Company's Annual Report on Form 10-K for the year ended June 30, 2005, filed September 13, 2005, which contains audited financial statements for the Company's fiscal year ended June 30, 2005.

         b. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 13, 2005.

         c. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission including any amendments or reports filed for the purpose of updating such description.

         d. All reports and documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining to be sold.

ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The indemnification of officers and directors of the Registrant is governed by Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), the Restated Certificate of Incorporation and the By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         The Restated Certificate of Incorporation of the Registrant (the "Certificate") provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's By-Laws provide that the Registrant shall indemnify an officer or director for any costs incurred by such officer or director in connection with a proceeding against such officer or director by reason of the fact that he is or was an officer or director of the Registrant, unless such indemnification is prohibited under applicable law. Pursuant to the By-Laws, the Registrant may also be required to advance funds to an officer or director who is entitled to indemnification upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined that such person is not entitled to indemnification. The By-Laws further provide that the Registrant may provide indemnification or the advancement of expenses to any other person as permitted by applicable law. Such By-Law provisions are intended to be broader than the statutory indemnification provided in the DGCL. However, the extent to which such broader indemnification may be permissible under Delaware law has not been established.

         In addition, the Registrant maintains directors' & officers' liability policies.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Exhibit Number    Description
--------------    -----------

     4.1 The Registrant's Restated Certificate of Incorporation defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-B, filed with the Commission in January
                  1990).

     4.2          Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.1 to the Report on Form 8-K filed with the Commission on September 29, 2004).

     5.1          Opinion of Dechert LLP.

    23.1          Consent of Independent Registered Public Accounting Firm.

    23.2 Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

    24.1 Power of Attorney (included in the signature page to this Registration Statement).


ITEM 9.  UNDERTAKINGS.

Undertakings required by Item 512(a) of Regulation S-K

         The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of securities:

         The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Undertakings required by Item 512(b) of Regulation S-K

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Montvale, State of New Jersey, on this 30th day of January 2006.

                                               DATASCOPE CORP.



                                               By: /s/ Scott D. Kantor
                                                   --------------------------
                                                   Scott D. Kantor
                                                   Vice President, Finance &
                                                   Administration and
                                                   Chief Financial Officer
                                                   (Principal Financial Officer)

                                POWER OF ATTORNEY

         KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lawrence Saper and Scott D. Kantor, and each of them, as such person's attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto him full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such person, or his agent or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.



/s/ Lawrence Saper                                          January 30, 2006
--------------------------                                  --------------------
Lawrence Saper               Chairman of the Board of       Date
                             Directors and Chief
                             Executive Officer (Principal
                             Executive Officer)

/s/ Scott D. Kantor                                         January 30, 2006
--------------------------                                  --------------------
Scott D. Kantor              Vice President, Finance and    Date
                             Administration, and Chief
                             Financial Officer (Principal
                             Financial Officer)

/s/ Fred Adelman                                            January 30, 2006
--------------------------                                  --------------------
Fred Adelman                 Vice President, Chief          Date
                             Accounting Officer and
                             Corporate Controller
                             (Principal Accounting
                             Officer)

/s/ Alan B. Abramson                                        January 30, 2006
--------------------------                                  --------------------
Alan B. Abramson             Director                       Date

/s/ David Altschiller                                       January 30, 2006
--------------------------                                  --------------------
David Altschiller            Director                       Date

/s/ Robert E. Klatell                                       January 30, 2006
--------------------------                                  --------------------
Robert E. Klatell            Director                       Date

/s/ James J. Loughlin                                       January 30, 2006
--------------------------                                  --------------------
James J. Loughlin            Director                       Date

/s/ William W. Wyman                                        January 30, 2006
--------------------------                                  --------------------
William W. Wyman             Director                       Date

                                  EXHIBIT INDEX

Exhibit Number    Description
--------------    -----------

4.1 The Registrant's Restated Certificate of Incorporation defining the rights of holders of Common Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 8-B, filed with the Commission in January
                  1990).

4.2               Bylaws of the Registrant (incorporated by reference to Exhibit
                  3.1 to the Report on Form 8-K filed with the Commission on September 29, 2004).

5.1               Opinion of Dechert LLP.

23.1              Consent of Independent Registered Public Accounting Firm.

23.2 Consent of Dechert LLP (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1 Power of Attorney (included in the signature page to this Registration Statement).